EXHIBIT 23


               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 1-1373, 2-63714, 2-86984, 2-87299, 2-86985, 33-1764, 33-58544, 2-55398, 33-
66436, 33-66438, 33-66442, 33-66440, 33-54719, 33-54721, 33-
54723, 33-54725, 333-29789, 333-52639, 333-78991, 333-78989, 333-
48294, 333-48296, 333-66111, 333-48290, 333-66115, 333-48298, 333-
66109, 333-48292, 333-71523, 333-40374, 333-63600, and 333-56648)
of Modine Manufacturing Company of our report dated April 30, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 30, 2002 relating to the financial statement schedule, which appears in this Form 10-K.



s/PricewaterhouseCoopers LLP



Chicago, Illinois
June 19, 2002


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